UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):                    August 31, 2009 (August 21, 2009)

METAMORPHIX, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-51294	52-1923417
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

               4061 Powder Mill Road, Suite 320, Beltsville, Maryland, 20705

(Address of Principal Executive Offices)

Registrant's telephone number, including area code               (301) 617-9080

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement.

On August 21, 2009, MetaMorphix, Inc. reached a confidential resolution of the previously disclosed suit that David Weiss et al (plaintiffs) filed against MetaMorphix and Edwin Quattlebaum (defendants) in the United States District Court for the Central District of California, Western Division on July 17, 2008. The case was brought by a small group of investors who purchased 10% Secured Convertible Promissory Notes and Warrants to Purchase Common Stock of MetaMorphix pursuant to a Private Placement Memorandum and an amended and Restated Private Placement Memorandum issued by the Company.

The parties stipulated to the dismissal (dated August 26, 2009) with prejudice of all of the plaintiffs’ claims, meaning they cannot be re-filed, except for claims against MetaMorphix under the terms of a single, separate unsecured promissory note entered into by Mr. Weiss and MetaMorphix, which will be dismissed without prejudice and could be re-filed in the future, if appropriate. MetaMorphix did not contribute any Company funds to the resolution of the litigation and continues to deny any and all liability or wrongdoing in connection with the suit.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METAMORPHIX, INC.
Date: August 31, 2009	By:	/s/ Edwin C. Quattlebaum
Edwin C. Quattlebaum,
President and Chief Executive Officer